Exhibit 99.1
Sinclair Reports Preliminary Fourth Quarter 2024 Local Media Segment Media Revenues and Certain Expenses

Sinclair will report Fourth Quarter 2024 Results on February 26, 2025 at 4:00 pm ET

BALTIMORE (January 27, 2025) – Sinclair, Inc. (Nasdaq: SBGI), the “Company,” today released preliminary unaudited Local Media segment fourth quarter 2024 media revenues and certain media operating expenses.

The Company expects Local Media segment media revenues to be $931 million to $933 million for the three months ended December 31, 2024, down modestly from the Company’s previously disclosed guidance of $936 million to $945 million. This includes political advertising revenue of approximately $203 million (versus previously disclosed guidance of $204 million), core (non-political) advertising revenue of $300 million to $301 million (versus previously disclosed guidance of $307 million to $315 million) and distribution revenue of $392 million to $393 million (versus guidance of $386 million to $388 million), as well as other media revenue of approximately $37 million (versus previously disclosed guidance of $38 million).

In addition, the Company expects fourth quarter 2024 Local Media segment combined preliminary media programming and production expenses and media selling, general and administrative expenses of $580 million to $582 million, which compares favorably to the Company’s previously disclosed guidance of a total of $589 million to $590 million for the total of these two expense line items.

The preliminary results described in this press release are unaudited estimates only and are subject to revision until the Company completes its standard closing process, including the completion of all of its controls procedures, which could identify adjustments causing the actual results to be different from the expectations presented in this press release.

The Company plans to report its fourth quarter 2024 earnings results at 4:00 pm ET on Wednesday, February 26, 2025, followed by a conference call to discuss the results at 4:30 pm ET. The call will be webcast live and can be accessed at www.sbgi.net under the subtitle “Investor Relations/Events and Presentations.” The dial-in number for the earnings call is 888-506-0062, with entry code 787591.

If you plan to participate on the conference call, please call at least two minutes prior to the start time and provide the entry code to the conference operator; or tell the operator that you are joining the Sinclair Earnings Conference Call.

If you are unable to listen to the live webcast or participate in the live conference call, a replay of the call will be available on Sinclair’s website at www.sbgi.net. This will be the only venue through which a replay will be available. The Company’s press release and any non-GAAP reconciliations will also be available on the website.

Members of the news media are welcome on the call in a listen-only mode. Key executives will be made available to members of the news media, time permitting, following the conference call. The Company regularly uses its website as a key source of Company information and can be accessed at www.sbgi.net.

Forward-Looking Statements:

The matters discussed in this news release, particularly those in the section labeled “Outlook,” include forward-looking statements regarding, among other things, future operating results. When used in this news release, the words “outlook,” “intends to,” “believes,” “anticipates,” “expects,” “achieves,” “estimates,” and similar expressions are intended to identify forward-looking statements. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including and in addition to the assumptions set forth therein, but not limited to, a final determination of the Company’s fourth quarter 2024 financial results that is different than currently anticipated; subjectivity inherent in a preliminary analysis of financial results, the rate of decline in the number of subscribers to services provided by traditional and virtual multi-channel video programming distributors (“Distributors”); the Company’s ability to generate cash to service its substantial indebtedness; the successful execution of outsourcing agreements; the successful execution of retransmission consent agreements; the successful execution of network and Distributor affiliation agreements; the Company’s ability to identify and consummate acquisitions and investments, to manage increased financial leverage resulting from acquisitions and investments, and to achieve anticipated returns on those investments once consummated; the Company’s ability to compete for viewers and advertisers; pricing and demand fluctuations in local and national advertising; the appeal of the Company’s programming and volatility in programming costs; material legal, financial and reputational risks and operational disruptions resulting from a breach of the Company’s information systems; the impact of FCC and other regulatory proceedings against the Company; compliance with laws and uncertainties associated with potential changes in the regulatory environment affecting the Company’s business and growth strategy; the impact of pending and future litigation claims against the Company; the Company’s limited experience in operating or investing in non-broadcast related businesses; and any risk factors set forth in the Company’s recent reports on Form 10-Q and/or Form 10-K, as filed with the Securities and Exchange Commission. There can be no assurances that the assumptions and other factors referred to in this release will occur. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements except as required by law.

Category: Financial

Investor Contacts:
Chris King, VP, Investor Relations
Billie-Jo McIntire, VP, Corporate Finance
(410) 568-1500